As filed with the U.S. Securities and Exchange Commission on January 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Immutep Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Level 12, 95 Pitt Street

Sydney, NSW 2000

Australia

+61 2 8315 7003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Immutep U.S., Inc.

311 West 43rd Street, 12th Floor

New York, NY 10036

+1 917 860 9404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew S. Reilly

Baker & McKenzie

Level 46, 100 Barangaroo Avenue

Sydney, NSW 2000, Australia

Tel: +61 2 9225 0200

Fax: +61 2 9225 1595

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on an immediate, delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary shares, no par value per share	208,000,000	$0.0223	$4,639,128	$562.26

(1)

American Depositary Shares (the “ADSs”) issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2012 (file no.: 333-180538). Each ADS represents 100 ordinary shares.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalizations or similar transactions.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices of the registrant’s ADSs on the Nasdaq Global Market on January 9, 2019, or $2.23, divided by 100 (to give effect to the 100:1 ratio of ordinary shares to ADSs).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 14, 2019

PROSPECTUS

208,000,000 Ordinary Shares represented by

2,080,000 American Depositary Shares

This prospectus relates to the offer and sale from time to time by the selling shareholders identified in this prospectus of up to 208,000,000 ordinary shares of Immutep Limited, represented by 2,080,000 American Depositary Shares, or ADSs, which ADSs are issuable upon exercise of certain of outstanding warrants (referred to in this prospectus as the Warrants). Each ADS represents 100 ordinary shares.

The Warrants have an exercise price of $2.50 per ADS, became exercisable on December 20, 2018 (the date of issue), and will expire on the three year anniversary of the effective date of the registration statement covering the resale of the ordinary shares underlying the ADSs issuable upon exercise of the Warrants. The Warrants were issued by us to the selling shareholders in a non-public offering (referred to in this prospectus as the Private Placement) that was completed on December 20, 2018, pursuant to a securities purchase agreement and entered into between us and the selling shareholders.

The selling shareholders will receive all of the proceeds from any sales of ADSs offered pursuant to this prospectus. We will not receive any of these proceeds but we will incur expenses in connection with this offering. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes.

The selling shareholders may sell the ADSs at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. ADSs may be sold at the market price at the time of a sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of ADSs. See “Plan of Distribution” for more information.

The ADSs are listed on the Nasdaq Global Market under the symbol “IMMP”. Our ordinary shares are listed on the Australian Securities Exchange, or the ASX, under the symbol “IMM”.

Investing in the ADSs involves a high degree of risk. We refer you to the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, references in this prospectus to “Immutep,” the “Company,” “we,” “us” and “our” refer to Immutep Limited and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this registration statement, the selling shareholders may sell the ADSs at various times and in various types of transactions. We will not receive any of the proceeds from these sales, but we will incur expenses in connection with this offering. This document may only be used where it is legal to sell these securities.

This prospectus only provides you with a general description of the securities being offered. Each time a selling shareholder sells any of the offered ADSs, such selling shareholder will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus relating to the offered ADSs that is prepared by us or otherwise authorized by us, together with the additional information described under the sections “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus relating to the offered ADSs that is prepared by us or otherwise authorized by us. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement, as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.” We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before deciding whether to invest in any of the ADSs being offered by the selling shareholders.

Immutep is our trademark and is a registered trademark. In addition, this prospectus and the information incorporated herein by reference may include other trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or the information incorporated herein by reference are the property of their respective owners.

This prospectus and the information incorporated herein by reference contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. In addition, this prospectus and the information incorporated herein by reference may include certain references to ClinicalTrials.gov identifiers; such website address is provided as an inactive textual reference only, and the information on, or accessible through, such website is not a part of this prospectus.

References to “A$” are to the lawful currency of Australia, references to “$” or “US$” are to the lawful currency of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including without limitation any statements relating to:

•	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products and therapies in our markets;

•	our current and future research and development activities, including clinical testing and manufacturing and the costs and timing thereof;

•	sufficiency of our cash resources;

•	our ability to commercialize products and generate product revenues;

•	our ability to achieve and collect milestone and royalty payments from our collaboration partners and other contract counterparties;

•	any statements relating to the intention of use of proceeds;

•	our ability to raise additional funding when needed;

•	any statements concerning anticipated regulatory activities or licensing or collaborative arrangements, including our ability to obtain regulatory clearances;

•	our research and development and other expenses;

•	our operations and intellectual property risks;

•	our ability to remain compliant with Nasdaq’s and ASX’s continuing listing standards; and

•	any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “contemplate,” the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the fiscal year ended June 30, 2018 and under similar headings in the other documents we incorporate by reference herein. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the section titled “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase ADSs, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and any prospectus supplement.

PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus and in the documents incorporated by reference. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the ADSs. Therefore, you should read the entire prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus and any prospectus supplement before making any investment decision.

Overview

Immutep is a leader in the development of LAG-3 related immunotherapeutic products. Our key product candidate is IMP321, which is a recombinant protein in clinical trials for the treatment of different types of cancers.

IMP321, based on the LAG-3 immune control mechanism could play a vital role in the regulation of the T cell immune response. IMP321, which is a soluble LAG-3Ig fusion protein, is an antigen presenting cell (APC) activator boosting T cell responses. IMP321 is currently in a Phase IIb clinical trial as a chemoimmunotherapy combination for metastatic breast cancer termed AIPAC (clinicaltrials.gov identifier NCT 02614833) and in a Phase I combination therapy trial in metastatic melanoma termed TACTI-mel (clinicaltrials.gov identifier NCT 02676869).

Two additional LAG-3 products (IMP731 and IMP701), including antibodies for immune response modulation in autoimmunity and cancer, are being developed by Immutep’s pharmaceutical partners. Immutep is also developing an agonist of LAG-3 (IMP761) for autoimmune disease.

Recent Private Placement and Concurrent SEC-registered Offering

On December 20, 2018, we closed a public offering of 260,000,000 ordinary shares represented by 2,600,000 ADSs to the selling shareholders in exchange for proceeds to us, before expenses, of $5,200,000. In a concurrent non-public offering (the “Private Placement”), we also sold to the selling shareholders, for no additional consideration, warrants (the “Warrants”) to purchase up to 0.80 ADSs for each ADS purchased in the public offering. This prospectus relates to the offer and sale by the selling shareholders of those ordinary shares represented by ADSs that are issuable upon exercise of the Warrants. See “Private Placement of Warrants” for more information about the Warrants.

Corporate Information

Our legal name is Immutep Limited. Immutep was incorporated in Australia in 1987 as Prima BioMed Ltd. Our registered office is located at Level 12, 95 Pitt Street, Sydney 2000, New South Wales, Australia, and our telephone number is +61 2 8315 7003. Our address on the Internet is www.immutep.com. Our website address is provided as an inactive textual reference only, and the information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

You should consider carefully the risks described below, described under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2018 and described under similar headings in the other documents we incorporate by reference herein, together with all other information in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use and the other information and documents incorporated by reference herein and therein before you make a decision to invest in the ADSs. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of the ADSs to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

Sales of ADSs issuable upon exercise of the Warrants and other derivative securities may cause the market price of our ADSs to decline.

The Warrants entitle the selling shareholders to purchase up to 2,080,000 ADSs, representing 208,000,000 of our ordinary shares, at a purchase price per ADS of $2.50. The sale of these additional ordinary shares, or the perception that such sales could occur, may cause the market price of our ADSs to decline or become more volatile.

The Depositary can close our ADR program for any reason and without our consent.

The Deposit Agreement governing the issuance of our ADSs permits The Bank of New York Mellon, as Depositary, to close our ADR program for any reason. In November 2018, in response to a query that the Depositary received from the Australian Securities and Investments Commission in relation to another Australian company, the Depositary closed ADR programs for new issuances for several Australian companies, including Immutep. Following complaints by these companies, the Depositary re-opened the ADR programs after several days.

There is a risk that the Depositary could again close our ADR program for any reason in the future and that any such closure could adversely impact trading of the ADSs and our ability to raise capital in the United States. There can be no assurance that we would be successful in again persuading the Depositary to re-open our ADR program or, even if successful, how long the ADR program would remain closed.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the ADSs by the selling shareholders.

We cannot predict when or if the Warrants will be exercised; it is possible that the Warrants may expire and never be exercised. Any proceeds received by us from the exercise of the Warrants will be used for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2018 as derived from our financial statements, which are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement.

The table below presents our capitalization on an actual basis, and on an as-adjusted basis to give effect to our public offering of 2,600,000 ADSs at a purchase price per ADS of $2.00, which closed on December 20, 2018, and application of the net proceeds to us. The table below, however, does not present our capitalization on an as-adjusted basis to give effect to the issuance and sale of 208,000,000 ordinary shares represented by ADSs issuable upon exercise of the Warrants issued to the selling shareholders in the Private Placement. The holders of the Warrants are not obligated to exercise them and, as a result, there can be no assurance that the holders will do so.

	As of June 30, 2018
	Actual		As Adjusted(1)
Long-term financial liability	A$	6,645,832	A$	6,645,832
Warrant liabilities	A$	2,945,358	A$	5,330,139
Contributed equity	A$	213,232,719	A$	217,435,555
Reserves	A$	64,874,040	A$	64,874,040
Accumulated losses	A$	(244,584,832)	A$	(244,584,832)

Total capitalization and indebtedness	A$	43,113,117	A$	49,700,734

(1)

We have translated the amount of ordinary shares and warrants being offered from U.S. dollars into Australian dollars using the RBA rate as of June 30, 2018 of A$1.00 to US$0.7391. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

PRINCIPAL TRADING MARKETS

Our ordinary shares have traded on the Australian Securities Exchange, or ASX, since our initial public offering in July 2001 and trade under the symbol “IMM”. Our ADSs have traded on the Nasdaq Global Market since April 2012 and trade under the symbol “IMMP”. Each ADS represents 100 ordinary shares.

Historical information on the trading prices for our ordinary shares can be found on the website of the ASX (www.asx.com.au) and for our ADSs on the website of Nasdaq (www.nasdaq.com).

EXCHANGE RATE INFORMATION

The following tables set forth, for the periods and dates indicated, certain information regarding the rates of exchange of A$1.00 into US$ based on the historical daily exchange rates of the Australian dollar by the Reserve Bank of Australia.

Year Ended June 30,	At Period End	Average Rate	High	Low
	US$	US$	US$	US$
2014	0.9420	0.9187	0.9672	0.8716
2015	0.7680	0.8382	0.9458	0.7114
2016	0.7426	0.7283	0.7812	0.6867
2017	0.7692	0.7545	0.7724	0.7202
2018	0.7391	0.7753	0.8121	0.7353

	High	Low
Month	US$	US$
July 2018	0.7467	0.7360
August 2018	0.7441	0.7213
September 2018	0.7296	0.7103
October 2018	0.7200	0.7034
November 2018	0.7316	0.7130
December 2018	0.7375	0.7051

SELLING SHAREHOLDERS

The ADSs being offered by the selling shareholders are those ADSs and underlying ordinary shares that are issuable to such selling shareholders upon exercise of the Warrants. For additional information regarding the issuance of the Warrants, see “Private Placement of Warrants” below. We are registering ordinary shares as represented by ADSs in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the securities purchased from us in the Private Placement and the concurrent public offering, and as may be otherwise described below, none of the selling shareholders has had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of our ordinary shares (including ordinary shares represented by ADSs) by each of the selling shareholders as of December 31, 2018.

	Ordinary Shares Beneficially Owned prior to the Offering(2)		Maximum Number of Ordinary Shares to Be Sold pursuant to this Prospectus	Ordinary Shares Beneficially Owned after the Offering(2)(4)
Name of Selling Shareholder and Address(1)	Number	Percentage(3)		Number	Percentage(4)
Altium Growth Fund, LP 551 Fifth Avenue, 19th Floor New York, New York 10176	250,000,000	7.48%	200,000,000	250,000,000	7.04%
Leviathan Capital Partners, LP 21 Poplar Plains Road Westport, Connecticut 06880	10,000,000	*	8,000,000	10,000,000	*

*	Less than 1%.
(1)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholder and our records. Each ADS represents 100 ordinary shares.
(2)

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire our ordinary shares within 60 days of the date of this prospectus. We did not deem these shares underlying the Warrants outstanding, however, for the purpose of computing the percentage ownership of any other selling shareholder. Assumes full exercise of the Warrants held by the selling shareholders without regard to any limitations on exercise, other than the beneficial ownership limitation. The Warrants have a beneficial ownership limitation of 9.99% and the ordinary shares underlying the warrants are not counted above 9.99% for purposes of beneficial ownership to the extent that the beneficial ownership limitation is applicable.

(3)	Applicable percentage of ownership is based on 3,344,431,629 ordinary shares (including ordinary shares represented by ADSs) outstanding as of December 31, 2018.
(4)

Assumes that the selling shareholder disposes of all of the ordinary shares covered by this prospectus (without regard to any limitation on exercise of the Warrants) and does not acquire beneficial ownership of any additional ordinary shares (including ordinary shares represented by ADSs). The registration of these ordinary shares represented by ADSs does not necessarily mean, however, that the selling shareholder will sell all or any portion of the securities covered by this prospectus.

PRIVATE PLACEMENT OF WARRANTS

In December 2018, we closed an SEC-registered offering of 260,000,000 ordinary shares represented by 2,600,000 ADSs to the selling shareholders in exchange for proceeds to us, before expenses, of $5,200,000. In the Private Placement, a concurrent non-public offering, we also sold to the selling shareholders, for no additional consideration, Warrants to purchase up to an aggregate of 2,080,000 ADSs (or one Warrant to purchase up to 0.80 ADSs for each ADS purchased in the public offering).

The Warrants are exercisable, at an exercise price of $2.50 per ADS (subject to certain adjustments, including adjustments required upon the occurrence of certain events in accordance with the ASX listing rules), from their date of issue on December 20, 2018 until the three year anniversary of the effective date of the registration statement covering the resale of all of the ordinary shares underlying the ADSs issuable upon exercise of the Warrants. The Warrants contain certain limitations on exercise, including that a holder (together with its affiliates and persons acting as a group with the foregoing) cannot exercise the Warrant if it would beneficially own in excess of 9.99% of our ordinary shares outstanding immediately after giving effect to the issuance of the ordinary shares represented by the ADSs acquired pursuant to exercise of the Warrant. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to us with the appropriate instrument of transfer.

SHARE CAPITAL

Ordinary Shares

The following description of our ordinary shares is only a summary. We encourage you to read our Constitution, which is included as an exhibit to the registration statement of which this prospectus forms a part. We do not have a limit on our authorized share capital and Australian law does not recognize the concept of par value. As of December 31, 2018 and June 30, 2018, we had a total of 3,344,431,629 and 3,026,082,669 ordinary shares (including ordinary shares represented by ADSs), respectively, issued and outstanding. No ordinary shares are held by, or on behalf of, Immutep. In the following summary, a “shareholder” is the person registered in our register of members as the holder of the relevant securities.

As of June 30, 2018, our directors and senior executives collectively held a total of 103,377,423 ordinary shares (including ordinary shares represented by ADSs) and 110,746,164 performance rights which are exercisable for nil consideration per ordinary share. As of June 30, 2018, our directors and senior executives also collectively held 24,000,600 options to purchase ordinary shares (including ordinary shares represented by ADSs).

Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and the Listing Rules of the Australian Securities Exchange and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Listing Rules of the Australian Securities Exchange, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.

Changes to our share capital during the last three fiscal years were as follows:

Fiscal year ended	Details	Number of shares	Total
June 30, 2015		522,785,260	A$	30,864,064
	Shares issued under Share Purchase Plan	200,000,000		10,000,000
	Ridgeback shares issued	12,136,750		209,966
	Nyenburgh Investment Partners shares issued	31,022,181		1,551,109
	Other shares issued	40,000,000		2,000,000
	Performance rights exercised	26,977,409		1,174,566
	Options exercised	3		1
	Raising Cost	—		(283,146)

June 30, 2016		310,136,343	A$	14,652,496
	Performance rights exercised	18,111,991		830,143
	Options exercised	3		1
	Raising Cost	—		(8,533)

June 30, 2017		18,111,994	A$	821,611
	Shares issued under Securities Purchase Agreement	263,126,800		3,806,390
	Performance rights exercised	56,459,461		1,737,497
	Share placement	326,192,381		6,850,040
	Shares issued under Securities Purchase Agreement	300,561,089		6,311,770

	Raising cost	—		(825,521)

June 30, 2018		946,339,731	A$	17,880,176

Company’s governing rules

General

Our constituent document is a Constitution. Our Constitution is subject to the terms of the Listing Rules of the ASX and the Australian Corporations Act. Our Constitution may be amended or replaced by special resolution of shareholders, which is a resolution of which notice has been given and that has been passed by at least 75% of the voting rights represented at the meeting, in person, by proxy, or by attorney or corporate representative entitled to vote on the resolution.

Purposes and Objects

As a public company, Immutep has all the rights, powers and privileges under the Corporations Act. Our Constitution does not prescribe any specific objectives or purposes.

The Powers of the Directors

Under the provision of our Constitution, our directors may exercise all the powers of our company in relation to:

Management of Company: The business is managed by the directors who may exercise all the powers of our company that are not by the Corporations Act or by our Constitution required to be exercised by shareholders, subject to any provision of our Constitution, the Listing Rules of the ASX and to the provisions of the Corporations Act.

Members Approval to Significant Changes. The directors must not make a significant change (either directly or indirectly) to the nature and scale of our company activities except after having disclosed full details to ASX in accordance with the requirements of the Listing Rules of the ASX and the directors must not sell or otherwise dispose of the main undertaking of our company without the approval of shareholders in general meeting in accordance with the requirements of the Listing Rules.

Rights Attached to Our Ordinary Shares

The concept of authorized share capital no longer exists in Australia and, as a result, our authorized share capital is unlimited. All our issued and allotted ordinary shares are validly issued and fully paid. The rights attached to our ordinary shares are as follows:

Dividend Rights. The directors may declare that a dividend be paid to the shareholders according to the shareholders’ pro rata shareholdings, and the directors may fix the amount, the time for payment and the method of payment. No dividend is payable except in accordance with the Corporations Act.

Voting Rights. In general terms, when voting on a show of hands, each shareholder present who holds one or more ordinary shares is entitled to one vote at a meeting of members. On a poll, a shareholder has one vote for each fully paid share held. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person, or by proxy, attorney or representative appointed pursuant to our Constitution or the Corporations Act. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place. At the reconvened meeting, the required quorum consists of any two shareholders present in person, or by proxy, attorney or representative appointed pursuant to our Constitution or the Corporations Act. The meeting is dissolved if a quorum is not present within 15 minutes from the time appointed for the meeting.

An ordinary resolution requires approval by the holders of a majority of the voting rights represented at the meeting, in person, by proxy, or by attorney or corporate representative and entitled to vote on the resolution. Under our Constitution, a special resolution, such as amending our Constitution, approving any change in capitalization, winding-up, authorization of a class of shares with special rights, or other changes as specified in our Constitution, requires approval of a special majority, representing the holders of no less than 75% of the voting rights represented at the meeting in person, by proxy or by attorney or corporate representative, and entitled to vote on the resolution.

Reports and Notices. Shareholders are entitled to receive all notices, reports, accounts and other documents required to be furnished to members under our Constitution and the Corporations Act.

Rights in Our Profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.

Rights in the Event of Liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the capital at the commencement of the liquidation paid up or which ought to have been paid up on the shares held by them respectively. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights (if any), such as the right in winding up to payment in cash of the amount then paid up on the share, and any arrears of dividend in respect of that share, in priority to any other class of shares.

Pursuant to our Constitution, our directors are elected at our annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting.

Changing Rights Attached to Shares

According to our Constitution, the rights attached to any class of shares, unless otherwise provided by the terms of the class, may be varied with either the written consent of the holders of not less than 75% of the issued shares of that class or the sanction of a special resolution passed at a separate general meeting of the shares of that class.

Annual and Extraordinary Meetings

Our directors must convene an annual meeting of shareholders at least once every calendar year, within five months of our last financial year. Notice of at least 28 days prior to the date of the meeting is required. A general meeting may be convened by any director, or one or more shareholders holding in the aggregate at least 5% of our issued capital.

Limitations on the Rights to Own Securities in Our Company

Subject to certain limitations imposed by law, our Constitution does not specifically restrict the ownership of shares in our company.

Changes in Our Capital

Pursuant to the Listing Rules, our directors may in their discretion issue securities to persons who are not related parties of our company, without the approval of shareholders, if such issue, when aggregated with securities issued by our company during the previous 12-month period would be an amount that would not exceed 15% of our issued capital at the commencement of the 12-month period (or a combined limit of up to 25% of our issued share capital, subject to certain conditions, if prior approval for the additional 10% is obtained from shareholders at its annual meeting of shareholders). Other allotments of securities require approval by an ordinary resolution of shareholders unless these other allotments of securities fall under a specified exemption under the Listing Rules.

Preference Shares

Immutep may issue preference shares, by approval of a special majority, which is a resolution of which notice has been given and that has been passed by at least 75% of the voting rights represented at the meeting in person, by proxy, or by attorney or corporate representative and entitled to vote on the resolution. There are no preference shares issued or allotted as at the date of this prospectus.

Exchange Controls

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency, which monitors such transaction, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

Reduction of Capital

Subject to the Corporations Act and ASX Listing Rules, Immutep may resolve to reduce its share capital by any lawful manner as our directors or shareholders may approve.

Change of Control Including the Takeover Prohibition

Under the Australian Corporations Act 2001 (“Corporations Act”), there are a number of takeover prohibitions and disclosure of interest requirements.

Takeover Prohibition under the Corporations Act

Takeovers of listed Australian public companies, such as Immutep, are regulated by the Corporations Act, which prohibits the acquisition of a relevant interest in issued voting shares in a listed company if the acquisition will lead to the person’s or someone else’s voting power (which includes that of their associates) in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (“20% Prohibition”), subject to a range of exceptions.

A relevant interest is defined very broadly to capture most forms of interest in shares. Generally, and without limitation, a person will have a relevant interest in securities if they:

•	are the holder of the securities or the holder of an ADS over the shares;

•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	have power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).

It does not matter how remote the relevant interest is or how it arises. If two or more people can jointly exercise one of these powers, each of them is taken to have that power. If at a particular time a person has a relevant interest in issued securities and the person:

•	has entered or enters into an agreement with another person with respect to the securities;

•	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities; or

•	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities,

then the other person would have a relevant interest in the securities.

A person will also be regarded as having a relevant interest in voting shares in a company if the non-voting securities in which the person already had a relevant interest become voting shares in the company or there is an increase in the number of votes that may be cast on a poll attached to voting shares that the person already had a relevant interest in. In these circumstances, the acquisition of the relevant interest will occur when the securities become voting shares or the number of votes increases.

Associates are defined broadly and include:

•	corporate entities owned or controlled by the person;

•	corporate entities that control the person;

•	corporate entities that are controlled by an entity which controls the person;

•	persons with whom the person has or proposes to enter into agreements with which relate to the composition of our board;

•	persons with whom the person has or proposes to enter into agreements with which relate to the composition of our board or the conduct of our affairs; and

•	persons with whom the person is acting or is proposing to act in concert.

There are a number of exceptions to the 20% Prohibition, including:

•	where the acquisition results from the acceptance of an offer under a formal takeover bid;

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an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than three percentage points higher than they had six months before the acquisition;

•	an acquisition as a result of a pro-rata issue of shares;

•	an acquisition as a result of dividend reinvestment schemes;

•	an acquisition as a result of underwriting arrangements;

•	an acquisition through a will through operation of law;

•	an acquisition which arises through the acquisition of a relevant interest in another listed company; or

•	an acquisition arising through a compromise, arrangement, liquidation or buyback.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders cancelling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches to the takeovers provisions provided in the Corporations Act.

Disclosure in relation to Substantial Shareholding and Beneficial Ownership.

The Corporations Act requires that a person must give notice to us in the prescribed form generally within two business days if:

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the person begins to have, or ceases to have, a substantial holding in us. A substantial holding will arise if a person and their associates have a relevant interest in 5% or more of the voting shares in Immutep or the person has made a takeover bid for the voting shares in Immutep;

•	if the person has a substantial holding in Immutep and there is a movement of 1% or more in their holding; or

•	if the person makes a takeover bid for Immutep.

For the purposes of the notification obligation, a relevant interest in the voting shares is defined very broadly to capture most forms of interests in our shares. Generally, a person will have a relevant interest in securities if such person is the holder of the securities, has power to exercise, or control the exercise of, a right to vote attached to the securities or has power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct control or power).

Non-compliance with the disclosure of interest requirements may result in a third party making an application to the Australian Takeovers Panel, which has the power to make orders including disenfranchisement, loss of entitlement to dividends and other payments and restrictions on transfer. A person who contravenes these obligations is liable to compensate a person for any loss or damage the person suffers.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer. These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth) (“Takeovers Act”).

Under the Takeovers Act, in general terms, the approval of the Australian Treasurer is required for any “foreign persons” (either alone or together with any one or more of its associates) to acquire an interest of 20% or more in any Australian company where the higher of the:

•	consolidated total assets of the company as set out in its financial statements; or

•	the value of the total issued securities of the company (valued at the acquisition price),

is more than A$1,134 million in case of U.S. investors (or A$261 million for investors in certain other countries).

The term “associates” is a broadly defined in the Takeovers Act and includes:

•	any relative of the person;

•	any person with whom the person is acting, or proposes to act in concert;

•	partners with whom the person carries on business and companies in which the person is a senior manager;

•	if the person is a company, any holding company, or senior officer of the company;

•	any corporation in which a person holds a substantial interest;

•	if the person is a corporation, any person who holds a substantial interest in that corporation;

•	any trustee of a trust in which a person holds a substantial interest; and

•	if the person is the trustee, a person that holds a substantial interest in the trust.

In addition, companies in which a foreign person holds an interest of 20% or more, or in which two or more foreign persons hold an aggregate interest of 40% or more, will also be considered a “foreign person” for the purposes of the Takeovers Act. This means that those companies would need to obtain the approval of the Australian Treasurer if they wish to acquire an interest in an Australian entity and the relevant monetary thresholds are satisfied.

If the necessary approvals are not obtained, then the Australian Treasurer could make a range of orders, including an order requiring the acquirer to dispose of the shares it has acquired within a specified period of time. The same rule applies if the total holdings of all foreign persons and their associates already exceeds 40% and a foreign person (or its associate) acquires any further shares, including in the course of trading in the secondary market of the ADSs. At present, we do not have total assets or issued securities valued at A$261 million or more and, therefore, no approval would be required from the Australian Treasurer.

The percentage of foreign ownership in us would also be included determining the foreign ownership of any Australian company or business in which it may choose to invest. Since we have no current plans for any such acquisition and do not own any real property in Australia, any such approvals required to be obtained by us as a foreign person under the Takeovers Act will not affect our current ownership or lease of real property in Australia.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the acquisition. The Australian Treasurer generally has 40 days to consider the application and make a decision. However, there are several ways in which this timeline may be extended.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 100 ordinary shares (or a right to receive 100 ordinary shares) deposited with the principal Melbourne office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our ordinary shareholders and you will not have ordinary shareholder rights. Australian law governs ordinary shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Ordinary shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary ordinary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

The depositary would continue to hold any property received in respect of deposited shares that is not distributed as deposited securities under the deposit agreement, in its account with the custodian or in another place it determines, for the benefit of ADS holders until that property can be distributed to ADS holders or otherwise disposed of for their benefit.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. The depositary will notify ADS holders of ordinary shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares from the DRS. However, you may not know about the meeting enough in advance to withdraw the ordinary shares from the DRS and vote them directly.

The depositary will try, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we have agreed in the deposit agreement to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date. The depositary intends to use the U.S. mail to deliver all notices and any other reports and communications to the holders of ADSs. We will timely provide the depositary with such quantities of such notices, reports and communications as necessary to forward to the holders of ADSs.

U.S. Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:

US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•  Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

•  Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	• Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs, i.e., US$5.00 or less per 100 ADSs (or portion of 100 ADSs)	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

US$.05 (or less) per ADSs per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of ordinary shares on our ordinary share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or ordinary share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to the holders of ADSs holder any proceeds, or send to the holders of ADSs any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our ordinary shares

Reclassify, split up or consolidate any of the deposited securities

Distribute securities on the ordinary shares that are not distributed to you

Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

•  The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal ordinary share of the new deposited securities.

•  The depositary may, and will if we ask it to, distribute some or all of the cash, ordinary shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

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When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at an ordinary shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares.

•	When you owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; (3) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (4) and subject to all indemnities and credit regulations that the depositary deems appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release generally to a number that represents not more than 30% of the ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement shall not constitute negligence or bad faith on the part of the depositary.

Ordinary Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

We may from time to time request ADS holders to provide information as to the capacity in they own or owned ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest. Each ADS holder agrees to provide any information of that kind that is requested by us or the depositary. To the extent that provisions of or governing the deposited securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of deposited securities, other shares and other securities to us or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the depositary has agreed to use its reasonable efforts to comply with our written instructions in respect of any such enforcement or limitation.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their ordinary shares represented by ADSs covered by this prospectus on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.

A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed Immutep that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Immutep is required to pay certain fees and expenses incurred by Immutep incident to the registration of the securities. Immutep has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for Immutep to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ADSs by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a public limited company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon any of our directors and executive officers or on us;

•

enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

EXPENSES

The following table sets forth an estimate of the fees and expenses payable by us in connection with the potential sale of the ordinary shares covered by this prospectus (other than any sales commissions or discounts, which will be paid by the selling shareholders). The estimates to not include expenses related to offerings of particular securities. Any prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$563
Accounting fees and expenses	10,000
Legal fees and expenses	30,000
Depositary fees and expenses	41,600

Total	$82,163

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Baker & McKenzie, Sydney, Australia.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a public reporting company and file annual reports on Form 20-F and furnish certain other information on Form 6-K with the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ADSs offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the ADSs offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.immutep.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or the registration statement of which it is a part.

We are a “foreign private issuer” as defined under Rule 405 of the Securities Act. As a result, we are exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act and the insider reporting and short-swing profit provisions under Section 16 of the Exchange Act. We intend to fulfill the informational requirements that do apply to us as a foreign private issuer under the Exchange Act. We will also be subject to the informational requirements of the ASX and the Australian Securities and Investments Commission. You are invited to read and copy reports, statements or other information, other than confidential filings, that we have filed with the ASX and the Australian Securities and Investment Commission. Our public filings with the ASX are electronically available from the ASX’s website (www.asx.com.au), and you may call the Australian Securities and Investments Commission at +61 3 5177 3988 for information about how to obtain copies of the materials that we file with it.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the documents listed below, any amendments to such filings, and any future filings we make with the SEC on Form 20-F, as the same may be amended from time to time, to the extent filed and not including information deemed furnished after the date of this prospectus but prior to the termination of the offering of the ADSs covered by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2018, filed with the SEC on October 19, 2018;

•	the description of our ordinary shares that is contained in Item 10 “Additional Information” in our registration statement on form 20-F filed with the SEC on February 13, 2012, as amended;

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus;

•	any half-yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of securities; and

•	the Form 6-K furnished to the SEC on December 19, 2018 (attaching as exhibits the securities purchase agreement, registration rights agreement and form of American Depositary Share purchase warrant).

We may also choose to incorporate by reference information furnished in the future on a Form 6-K by identifying in such Form 6-K the information that is being incorporated into this prospectus and the registration statement of which it is a part.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Immutep Limited

Level 12, 95 Pitt Street

Sydney, 2000 New South Wales

Australia

+61 2 8315 7003

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Immutep, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Immutep Limited

208,000,000 Ordinary Shares represented by

2,080,000 American Depositary Shares

PROSPECTUS

, 2019

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our Constitution provides that we may indemnify a person who is, or has been, an officer of Immutep, to the full extent permissible by law, out of our property against any liability incurred by such person as an officer of Immutep and legal costs incurred in defending an action for a liability incurred by that person as an officer of Immutep, except in respect of a liability or legal cost for which Immutep is prohibited from indemnifying the officer pursuant to the Corporations Act.

In addition, our Constitution provides that we may pay a premium in respect of a contract insuring a person who is or has been an officer of Immutep against any liability:

•	incurred by the person in his or her capacity as an officer of Immutep, and

•

for costs and expenses incurred by that person in defending proceedings relating to that person acting as an officer of Immutep, whether civil or criminal, and whatever their outcome, except any liabilities in respect of which Immutep is prohibited from doing so pursuant to the Corporations Act.

We maintain a directors’ and officers’ liability insurance policy. We have entered into deeds of indemnity with our directors and officers against certain liabilities incurred as a director or officer, including costs and expenses associated in successfully defending legal proceedings.

Item 9. Exhibits.

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Constitution of Immutep Limited	20-F	002-35428	1.1	2/13/12

4.1	Form of Deposit Agreement between Immutep Limited (formerly Prima BioMed Ltd), The Bank of New York Mellon, as Depositary, and owners and holders from time to time of ADSs issued thereunder, including the Form of American Depositary Receipts	20-F	001-35428	2.1	4/2/12

4.2	Form of American Depositary Share Purchase Warrant	6-K	001-35428	99.3	12/19/18

5.1	Opinion of Baker & McKenzie					X

23.1	Consent of PricewaterhouseCoopers					X

23.2	Consent of Baker & McKenzie (included in exhibit 5.1)					X

24.1	Power of Attorney (filed herewith as part of the signature page)					X

Item 10. Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berlin, Germany, on January 14, 2019.

Immutep Limited

By:	/s/ Marc Voigt
Name:	Marc Voigt
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc Voigt and Deanne Miller, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Voigt Marc Voigt	Chief Executive Officer, Chief Financial Officer and Director (principal executive and principal financial officer)	January 14, 2019

/s/ Grant Chamberlain Grant Chamberlain	Director	January 14, 2019

/s/ Russell Howard Russell Howard	Director	January 14, 2019

/s/ Pete Meyers Pete Meyers	Director	January 14, 2019

/s/ Shengfei Fang Shengfei Fang	Finance Director (principal accounting officer)	January 14, 2019

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has duly signed this registration statement, solely in its capacity as the duly authorized U.S. representative of Immutep Limited in New York, New York, on January 14, 2019.

Authorized U.S. Representative

Immutep U.S., Inc.

By:	/s/ Jay Campbell
Name: Jay Campbell
Title: Vice President, Business Development and Investor Relations